Term Sheet To product supplement BK dated January 20, 2012, prospectus supplement dated September 29, 2009 and prospectus dated September 29, 2009	Term Sheet No. 1502BK Registration Statement No. 333-162195 Dated April 10, 2012; Rule 433
Deutsche Bank AG
Structured Investments	Deutsche Bank AG, London Branch $ 12-Month Phoenix Autocallable Securities Linked to the Common Stock of Halliburton Company due May 1, 2013
General
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The 12-Month Phoenix Autocallable Securities (the “securities”) are linked to the performance of the common stock of Halliburton Company (the “Reference Underlying”) and may pay a Contingent Coupon on a quarterly basis at a rate of 18.30% per annum. The Contingent Coupon will be payable on a Coupon Payment Date only if the Closing Price of the Reference Underlying on the applicable Observation Date is equal to or greater than the Coupon Barrier, which is equal to 75.00% of the Initial Price.

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The securities will be automatically called if the Closing Price of the Reference Underlying on any Observation Date is equal to or greater than the Initial Price. The securities will cease to be outstanding following an Automatic Call and no Contingent Coupon will be payable following the Call Settlement Date. If the securities are automatically called, you will receive on the applicable Call Settlement Date your initial investment plus the Contingent Coupon otherwise due on such date. However, investors should be willing to lose a significant portion or all of their initial investment if the securities are not automatically called and the Final Price is less than the Threshold Price, which is equal to 75.00% of the Initial Price.  Any payment on the securities, including the Contingent Coupon payments and payment upon an Automatic Call or at maturity, are subject to the credit of the Issuer.

•	Minimum purchase of $10,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	Senior unsecured obligations of Deutsche Bank AG maturing May 1, 2013†.
•	The securities are expected to price on or about April 13, 2012 (the “Trade Date”) and are expected to settle on or about April 18, 2012 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Reference Underlying:	Common stock of Halliburton Company (Ticker: HAL)
Contingent Coupon:
•  If the Closing Price of the Reference Underlying on any Observation Date is equal to or greater than the Coupon Barrier, Deutsche Bank AG will pay you the Contingent Coupon applicable to such Observation Date on the related Coupon Payment Date.
•  If the Closing Price of the Reference Underlying on any Observation Date is less than the Coupon Barrier, the Contingent Coupon applicable to such Observation Date will not be payable and Deutsche Bank AG will not make any payment to you on the related Coupon Payment Date.
The Contingent Coupon will be a fixed amount based upon equal quarterly installments accrued at the Coupon Rate of 18.30% per annum.

Coupon Barrier:	75.00% of the Initial Price
Coupon Payment Dates:	The third business day following the applicable Observation Date. For the final Observation Date, the Coupon Payment Date will be the Maturity Date.
Coupon Rate:	The Coupon Rate is 18.30% per annum. The table below sets forth each Observation Date, expected Coupon Payment Date and Contingent Coupon applicable to such Observation Date.
	Observation Date†	Expected Coupon Payment Date	Contingent Coupon (per $1,000 Face Amount)
	July 26, 2012	July 31, 2012	$45.75
	October 26, 2012	October 31, 2012	$45.75
	January 28, 2013	January 31, 2013	$45.75
	April 26, 2013 (Final Valuation Date)	May 1, 2013 (Maturity Date)	$45.75
Automatic Call:
The securities will be automatically called if the Closing Price of the Reference Underlying on any Observation Date is equal to or greater than the Initial Price. If the securities are automatically called, you will be entitled to receive a cash payment per security on the related Call Settlement Date equal to $1,000 plus any Contingent Coupon otherwise due on such date. No Contingent Coupon will be payable following the Call Settlement Date.

Call Settlement Date:	The third business day following the applicable Observation Date. For the final Observation Date, the Call Settlement Date will be the Maturity Date.
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 7 of the accompanying product supplement and “Selected Risk Considerations” beginning on page 6 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying product supplement, the prospectus supplement and the prospectus.  Any representation to the contrary is a criminal offense.
	Price to Public(1)	Fees(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$10.00	$990.00
Total	$	$	$
(1)  Certain fiduciary accounts will pay a purchase price of $990.00 per security, and the placement agents with respect to sales made to such accounts will forgo any fees.
(2)  Please see “Supplemental Plan of Distribution” in this term sheet for information about fees.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

JPMorgan
Placement Agent
April 10, 2012

(Key Terms continued from previous page)

Payment at Maturity:	If the securities are not automatically called, the payment you will receive at maturity will depend on the performance of the Reference Underlying.

•  If the Final Price is equal to or greater than the Threshold Price, you will receive a cash payment per security on the Maturity Date equal to the Face Amount plus any Contingent Coupon otherwise due on such date.
•  If the Final Price is less than the Threshold Price, you will receive a cash payment per security equal to the Face Amount plus the product of the Face Amount and the negative Reference Underlying Return.
Under these circumstances, the Reference Underlying Return will  be negative and you will lose 1.00% of the Face Amount for every 1.00% the Final Price is less than the Initial Price. Accordingly, you will lose a significant portion or all of you initial investment.
Any Payment at Maturity is subject to the credit of the Issuer.

Reference Underlying Return:	The Reference Underlying Return will be calculated as follows:
Final Price – Initial Price Initial Price
Threshold Price:	75.00% of the Initial Price
Initial Price:	The Closing Price of the Reference Underlying on the Trade Date
Final Price:	The Closing Price of the Reference Underlying on the Final Valuation Date
Closing Price:	The official closing price of the Reference Underlying on the relevant date of calculation multiplied by the then-current Adjustment Factor.
Adjustment Factor:
Initially 1.0 for the Reference Underlying, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement.

Trade Date:	April 13, 2012
Settlement Date:	April 18, 2012
Final Valuation Date†:	April 26, 2013
Maturity Date†:	May 1, 2013
Listing:	The securities will not be listed on any securities exchange.
CUSIP/ISIN	2515A1JE2 / US2515A1JE20
† Subject to postponement as described under “Description of Securities—Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this term sheet together with product supplement BK dated January 20, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Product supplement BK dated January 20, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512018707/d286430d424b21.pdf

Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

All references to “Initial Price,” “Final Price,” “Closing Price” and “Threshold Price” in this term sheet shall be deemed to refer to “Initial Level,” “Final Level,” “Closing Level” and “Threshold Level,” respectively, as used in the accompanying product supplement.

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

Hypothetical Examples of Amounts Payable on the Securities

The tables and hypothetical examples set forth below are for illustrative purposes only.  The actual returns applicable to a purchaser of the securities will be determined on an Observation Date or on the Final Valuation Date, as applicable. The following results are based solely on the hypothetical example cited below. You should consider carefully whether the securities are suitable to your investment goals.

If the securities are called:

The following table illustrates the hypothetical payments on the securities (excluding any Contingent Coupon payment) upon an Automatic Call on each Observation Date.

Observation Date	Expected Call Settlement Date	Payment upon an Automatic Call (per $1,000 Face Amount)
July 26, 2012	July 31, 2012	$1,000.00
October 26, 2012	October 31, 2012	$1,000.00
January 28, 2013	January 31, 2013	$1,000.00
April 26, 2013 (Final Valuation Date)	May 1, 2013 (Maturity Date)	$1,000.00

If the securities are called on an Observation Date, the investor will receive a cash payment per security on the related Call Settlement Date equal to $1,000 plus any Contingent Coupon otherwise due on such date. No Contingent Coupon will be payable following the Call Settlement Date.

If the securities are not called:

The table below illustrates the hypothetical Payments at Maturity per $1,000 Face Amount for a hypothetical range of performance if the securities are not subject to an Automatic Call. The hypothetical Payments at Maturity set forth below reflect a Coupon Rate of 18.30% per annum and assume a hypothetical Initial Price of $35.00, a hypothetical Coupon Barrier of $26.25 and a hypothetical Threshold Price of $26.25 for the Reference Underlying. The actual Initial Price, Coupon Barrier and Threshold Price for the Reference Underlying will be determined on the Trade Date. The following results are based solely on the hypothetical example cited. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Price of the Reference Underlying	Return of the Reference Underlying (%)	Payment at Maturity (excluding Contingent Coupon payments) ($)	Return on the Securities at Maturity (%)
$70.00	100.00%	N/A	N/A
$66.50	90.00%	N/A	N/A
$63.00	80.00%	N/A	N/A
$59.50	70.00%	N/A	N/A
$56.00	60.00%	N/A	N/A
$52.50	50.00%	N/A	N/A
$49.00	40.00%	N/A	N/A
$45.50	30.00%	N/A	N/A
$42.00	20.00%	N/A	N/A
$38.50	10.00%	N/A	N/A
$35.00	0.00%	N/A	N/A
$31.50	-10.00%	$1,000.00	0.00%
$29.75	-15.00%	$1,000.00	0.00%
$28.00	-20.00%	$1,000.00	0.00%
$26.25	-25.00%	$1,000.00	0.00%
$24.50	-30.00%	$700.00	-30.00%
$21.00	-40.00%	$600.00	-40.00%
$17.50	-50.00%	$500.00	-50.00%
$14.00	-60.00%	$400.00	-60.00%
$10.50	-70.00%	$300.00	-70.00%
$7.00	-80.00%	$200.00	-80.00%
$3.50	-90.00%	$100.00	-90.00%
$0.00	-100.00%	$0.00	-100.00%

N/A: Not applicable because the securities will be automatically called if the Final Price is equal to or greater than the Initial Price.

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the returns set forth in the tables above are calculated.

Example 1: The price of the Reference Underlying increases 10.00% from the Initial Price of $35.00 to a Closing Price of $38.50 on the first Observation Date. Because the Closing Price of the Reference Underlying on the first Observation Date is greater than the Initial Price of $35.00, the securities are automatically called on the first Observation Date, and the investor will receive on the related Call Settlement Date a cash payment of $1,000.00 per $1,000.00 Face Amount of securities (excluding any Contingent Coupon).

Because the Closing Price of the Reference Underlying on the first Observation Date is greater than the Coupon Barrier, the investor will receive the Contingent Coupon on the first Coupon Payment Date. As a result, the investor will receive a total of $1,045.75 per $1,000.00 Face Amount of securities, resulting in a total return of 4.575% over the term of the securities.

Example 2: The price of the Reference Underlying changes from the Initial Price of $35.00 to a Closing Price of $28.00 on the first Observation Date, $17.50 on the second Observation Date and $38.50 on the third Observation Date. Because the Closing Price of the Reference Underlying on the third Observation Date is greater than the Initial Price, the securities are automatically called on the third Observation Date, and the investor will receive on the related Call Settlement Date a cash payment of $1,000.00 per $1,000.00 Face Amount of securities (excluding any Contingent Coupon).

Because the Closing Prices of the Reference Underlying on the first and third Observation Date are greater than the Coupon Barrier and the Closing Price of the Reference Underlying on the second Observation Date is less than the Coupon Barrier, the investor will receive the Contingent Coupon on the first and third Coupon Payment Dates, but not on the second Coupon Payment Date. As a result, the investor will receive a total of $1,091.50 per $1,000.00 Face Amount of securities, resulting in a total return of 9.15% over the term of the securities.

Example 3: The price of the Reference Underlying changes from the Initial Price of $35.00 to a Closing Price of $28.00 on the first Observation Date, $17.50 on the second Observation Date, $31.50 on the third Observation Date and $38.50 on the Final Valuation Date. Because the Closing Price of the Reference Underlying on the Final Valuation Date is greater than the Initial Price, the securities are automatically called on the Final Valuation Date, and the investor will receive on the Maturity Date a cash payment of $1,000.00 per $1,000.00 Face Amount of securities (excluding any Contingent Coupon).

Because the Closing Prices of the Reference Underlying on the first, third and fourth Observation Dates are greater than the Coupon Barrier and the Closing Price of the Reference Underlying on the second Observation Date is less than the Coupon Barrier, the investor will receive the Contingent Coupon on the first and third Coupon Payment Dates and the Maturity Date, but not on the second Coupon Payment Date. As a result, the investor will receive a total of $1,137.25 per $1,000.00 Face Amount of securities, resulting in a total return of 13.725% over the term of the securities.

Example 4: The price of the Reference Underlying changes from the Initial Price of $35.00 to a Closing Price of $14.00 on the first Observation Date, $17.50 on the second Observation Date, $28.00 on the third Observation Date and $31.50 on the Final Valuation Date. Because the Closing Price of the Reference Underlying on the Final Valuation Date is less than the Initial Price but greater than the Threshold Price, the securities are not automatically called on the Final Valuation Date, and the investor will receive on the Maturity Date a cash payment of $1,000.00 per $1,000.00 Face Amount of securities (excluding any Contingent Coupon).

Because the Closing Prices of the Reference Underlying on the third and fourth Observation Dates are equal to or greater than the Coupon Barrier and the Closing Prices of the Reference Underlying on the first and second Observation Dates are less than the Coupon Barrier, the investor will receive the Contingent Coupon on the third Coupon Payment Dates and the Maturity Date, but not on the first and second Coupon Payment Dates. As a result, the investor will receive a total of $1,091.50 per $1,000.00 Face Amount of securities, resulting in a total return of 9.15% over the term of the securities.

Example 5: The price of the Reference Underlying changes from the Initial Price of $35.00 to a Closing Price of $24.50 on the first Observation Date, $17.50 on the second Observation Date, $10.50 on the third Observation Date and $21.00 on the Final Valuation Date. Because the Closing Price of the Reference Underlying on the Final Valuation Date is less than the Initial Price and the Threshold Price, the securities are not automatically called on the Final Valuation Date, and the investor will receive on the Maturity Date a cash payment of $400.00 per $1,000.00 Face Amount of securities (excluding any Contingent Coupon), calculated as follows:

$1,000.00 + ($1,000 x -60.00%) = $400.00

Because the Closing Price of the Reference Underlying on each Observation Date is less than the Coupon Barrier, the investor will not receive any Contingent Coupon over the entire term of the securities. As a result, the investor will receive only $400.00 per $1,000.00 Face Amount of securities, resulting in a loss of 60.00% on the securities.

Selected Purchase Considerations

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THE SECURITIES MAY OFFER A HIGHER, THOUGH CONTINGENT, COUPON THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The securities will pay Contingent Coupons that accrue at a rate of 18.30% per annum only if the Closing Price of the Reference Underlying is equal to or greater than the Coupon Barrier on the relevant Observation Date. This rate may be higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating, but is subject to the risk of the Reference Underlying declining below the Coupon

Barrier on an Observation Date and the resulting forfeiture of the Contingent Coupon for the entire period. Because the securities are our senior unsecured obligations, any Contingent Coupon payment or any payment upon an Automatic Call or at maturity is subject to the credit of the Issuer.

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POTENTIAL EARLY EXIT AS A RESULT OF AUTOMATIC CALL FEATURE — While the original term of the securities is 12 months, the securities will be called before maturity if the Closing Price of the Reference Underlying on any Observation Date is equal to or greater than the Initial Price, and you will be entitled to receive a cash payment of $1,000 per $1,000 Face Amount of securities on the Call Settlement Date.  No Contingent Coupon will be payable following the Call Settlement Date.

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CONTINGENT COUPON PAYMENTS — Unless previously automatically called, Contingent Coupon payments, if any, will be made on the securities in arrears on the relevant Coupon Payment Dates, unless the Closing Price of the Reference Underlying on the relevant Observation Date is less than the Coupon Barrier.

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RETURN LINKED TO THE PERFORMANCE OF THE REFERENCE UNDERLYING — The securities are linked to the performance of the common stock of Halliburton Company (the “Reference Underlying”). For more information on the Reference Underlying, please see “The Reference Underlying” in this term sheet.

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TAX CONSEQUENCES — Due to the lack of controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. Our special tax counsel, Davis Polk & Wardwell LLP, believes that it is reasonable to treat a security for U.S. federal income tax purposes as a prepaid financial contract with associated contingent coupons. Our special tax counsel has advised, however, that it is unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss on your securities. If this treatment is respected, upon a sale or exchange of the securities (including pursuant to a call), you generally should recognize capital gain or loss equal to the difference between the amount of cash received (other than any coupon payment) and your adjusted tax basis in the securities, although the treatment of sales proceeds attributable to an accrued but unpaid coupon is unclear. While the U.S. federal income tax treatment of the stated coupon payments on the securities is uncertain, to the extent that we may be required to file information returns with respect to stated coupon payments to certain U.S. holders, we expect to treat these payments as ordinary income. Insofar as we have responsibility as a withholding agent, we expect to treat any coupon payments on the securities made to a non-U.S. holder as U.S.-source income subject to withholding at a rate of 30% absent a claim for an exemption or reduction under an applicable income tax treaty.

In 2007, Treasury and the Internal Revenue Service (the “IRS”) released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Reference Underlying. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — If the securities are not automatically called, you will receive your initial investment at maturity so long as the Closing Price of the Reference Underlying on the Final Valuation Date is greater than or equal to the Threshold Price. However, if the Closing Price of the Reference Underlying on the Final Valuation Date is less than the Threshold Price, you will lose 1.00% of the Face Amount for every 1.00% the Final Price of the Reference Underlying is below the Initial Price. Accordingly, under these circumstances, you will lose a significant portion or all of your initial investment in the securities.

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YOUR RETURN ON THE SECURITIES IS LIMITED TO THE FACE AMOUNT PLUS COUPONS REGARDLESS OF ANY APPRECIATION IN THE REFERENCE UNDERLYING — The securities will not pay more than the Face Amount, plus any accrued and unpaid Contingent Coupon, at maturity or upon an Automatic Call. You will not participate in the appreciation of the Reference Underlying even if the Final Price of the Reference Underlying is greater than or equal to the Initial Price. The maximum payment upon an Automatic Call or Payment at Maturity will be $1,000 per Face Amount (excluding Contingent Coupon payments), regardless of any appreciation of the Reference Underlying, which may be significant.

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NO CONTINGENT COUPON WILL ACCRUE OR BE PAID IN ANY PERIOD IN WHICH THE CLOSING PRICE OF THE REFERENCE UNDERLYING ON THE RELEVANT OBSERVATION DATE IS LESS THAN THE COUPON BARRIER — If the Closing Price of the Reference Underlying on an Observation Date is less than the Coupon Barrier, you will not receive any Contingent Coupon for that entire period. You will receive the Contingent Coupon payment for a period only if the Closing Price of the Reference Underlying on the relevant Observation Date is greater than or equal to the Coupon Barrier. If the Closing Price of the Reference Underlying is below the Coupon Barrier on each Observation Date, you will receive no Contingent Coupon payments during the entire term of the securities. Generally, this non-payment of Contingent Coupons coincides with a period of greater risk of loss of your initial investment in the securities.

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REINVESTMENT RISK — If your securities are called early, the term of the securities may be reduced to as short as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the Maturity Date.

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THE SECURITIES ARE SUBJECT TO OUR CREDITWORTHINESS —  The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any Contingent Coupon payment, payment upon an Automatic Call or Payment at Maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the Contingent Coupon payments, payment upon an Automatic Call or Payment at Maturity owed to you under the terms of the securities.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Reference Underlying would have.

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ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the Adjustment Factor, which will initially be set at 1.0 for the Reference Underlying, upon the occurrence of certain corporate events affecting the Reference Underlying. See “Description of Securities — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

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SINGLE STOCK RISK — The price of the Reference Underlying can rise or fall sharply due to factors specific to the Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Reference Underlying and its issuer, please see “The Reference Underlying” and “Halliburton Company” in this term sheet and the issuer’s SEC filings referred to in those sections.

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WE HAVE NO AFFILIATION WITH THE ISSUER OF THE REFERENCE UNDERLYING – The issuer of the Reference Underlying is not an affiliate of ours and is not involved in any way in any of our offerings of the securities pursuant to this term sheet. However, we and our affiliates may currently or from time to time in the future engage in business with the issuer of the Reference Underlying. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlying and the issuer of the Reference Underlying. You, as an investor in the securities, should make your own investigation into the Reference Underlying and the issuer of the Reference Underlying.

We have no control over the actions of the issuer of the Reference Underlying, including any corporate actions of the type that would require the calculation agent to adjust the payment upon Automatic Call or Payment at Maturity. The issuer of the Reference Underlying has no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuer of the Reference Underlying.

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IF THE PRICE OF THE REFERENCE UNDERLYING CHANGES, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your securities may trade quite differently from the Reference Underlying. Changes in the market price of the Reference Underlying may not result in a comparable change in the value of your securities.

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PAST PERFORMANCE OF THE REFERENCE UNDERLYING IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlying may bear little relation to the historical prices of the Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this term sheet.

We cannot predict the future performance of the Reference Underlying or whether the performance of the Reference Underlying will result in any return of your investment.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment upon an Automatic Call and Payment at Maturity described in this term sheet are based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank AG (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — While we expect that, generally, the price of the Reference Underlying will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

•        whether the Closing Price of the Reference Underlying on any Observation Date is less than the Coupon Barrier;
•        the expected volatility of the Reference Underlying;
•        the time remaining to maturity of the securities;
•        the market price and dividend rate of the Reference Underlying and the stock market generally;
•        interest rates and yields in the market generally and in the markets of the Reference Underlying;
•        actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect the issuer of the Reference Underlying;
•        a variety of economic, financial, political, regulatory or judicial events;
•        supply and demand for the securities; and
•        our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES— We or one or more of our affiliates expect to hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlying and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Reference Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the securities.

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WE AND OUR AFFILIATES AND AGENTS, OR J.P. MORGAN CHASE & CO. AND  ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE PRICE OF THE REFERENCE UNDERLYING TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — We, our affiliates and agents, and J.P. Morgan Chase & Co. and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. We, our affiliates and agents, or J.P. Morgan Chase & Co. and its affiliates, may publish research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or J.P. Morgan Chase & Co. or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Reference Underlying to which the securities are linked.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these roles, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the Contingent Coupon payments, Final Price of the Reference Underlying and Payment at Maturity or payment upon an Automatic Call based on the Closing Price of the Reference Underlying in the market. The calculation agent can postpone the determination of, or use an alternate method to calculate, the Closing Price of the Reference Underlying if a market disruption event occurs on any of the Observation Dates. The determination of a market disruption event by the calculation agent could adversely affect the amount of payment you receive at maturity.

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THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — There is no controlling legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts with associated contingent coupons. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be materially affected. In addition, as described above under “Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Reference Underlying

All disclosures contained in this term sheet regarding the Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Underlying contained in this term sheet. You should make your own investigation into the Reference Underlying.

Included on the following section is a brief description of the issuers of the Reference Underlying. We obtained the Closing Price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlying as an indication of future performance. The Reference Underlying are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuers of the Reference Underlying with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the issuers of the Reference Underlying under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Halliburton Company

According to publicly available information, Halliburton Company provides products and services in the energy industry related to the exploration, development, and production of oil and natural gas. Information filed by Halliburton Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03492, or its CIK Code: 0000045012. Halliburton Company is traded on the New York Stock Exchange under the symbol “HAL.”

Historical Information

The following graphs set forth the historical performances of the common stock of Halliburton Company from April 6, 2007 through April 6, 2012. The Closing Price of the common stock of Halliburton Company on April 6, 2012 was $32.77. We obtained the historical Closing Prices of the Reference Underlying from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the Reference Underlying should not be taken as an indication of future performance, and no assurance can be given as to the Closing Price of the Reference Underlying on each Observation Date (including the Final Valuation Date). We cannot give you assurance that the performance of the Reference Underlying will result in the return of any of your initial investment.

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and its affiliates will act as placement agents for the securities and will receive a fee from the Issuer that will not exceed $10.00 per $1,000 Face Amount of securities, but will forgo any fees for sales to certain fiduciary accounts.